ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Garth Russell
Ken Chymiak (9l8) 25l-2887	(212) 896-1250
Dan O’Keefe (9l8) 25l-2887	grussell@kcsa.com

ADDVANTAGE TECHNOLOGIES GROUP, INC. TO REPORT
RESULTS FOR FISCAL THIRD QUARTER 2009

BROKEN ARROW, Oklahoma, July 28, 2009 – ADDvantage Technologies Group, Inc. (Nasdaq: AEY) announced today that it will release financial results for the three months ended June 30, 2009, prior to the market open on Tuesday, August 11, 2009.

The Company will host a conference call at 12:00 p.m. Eastern Time featuring remarks by David Chymiak, Chairman of the Board, Ken Chymiak, President and Chief Executive Officer, Dan O'Keefe, Chief Operating Officer, and Scott Francis, Chief Financial Officer. The conference call will be available via webcast and can be accessed through the Investor Relations section of ADDvantage's website, www.addvantagetech.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast.

Date:           August 11, 2009
Time:           12:00 PM ET
Listen via Internet:
Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=38123&k=6C6D0195

Toll-free:     (888) 819-8001
International: (816) 581-1703
Access code:   4609325

For interested individuals unable to join the conference call, a replay of the call will be available through August 25, 2009 at (888) 203-1112 (domestic) or (719) 457-0820 (international). Participants must use the following code to access the replay of the call: 4609325. The online archive of the webcast will be available on the Company's website for 30 days following the call.

ADDvantage Technologies Group, Inc. supplies the cable television (CATV) industry with a comprehensive line of new and used system-critical network equipment and hardware from leading manufacturers, including Cisco, formerly Scientific-Atlanta, and Motorola, as well as operating a national network of technical repair centers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the broad range of communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony.

ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Nebraska, Tulsat-Texas, Tulsat-West, NCS Industries, ComTech Services and Broadband Remarketing International. For more information, please visit the corporate web site at www.addvantagetech.com.